JOINT FILING AGREEMENT



                 This Joint Filing Agreement, executed as of the 6th day of February, 2001, is by and among The Canopy Group, Inc., a Utah corporation ("Canopy"), The Raymond J. and Lewena Noorda Family Trust, a trust formed under the laws of the State of Utah (the "Trust"), Raymond J. Noorda, Lewena Noorda, and Ralph Yarro.

                                    RECITALS

                 WHEREAS, Canopy owns in excess of 5% of Ebiz Enterprises, Inc. Common Stock ("Ebiz Common Stock") and is required to file a statement of Beneficial Ownership on Schedule 13D with the Securities and Exchange Commission (the "Commission"); and

                 WHEREAS, the Trust beneficially owns a majority of the capital stock of Canopy, and Raymond J. Noorda and Lewena Noorda are the Trustees of the Trust;

                 WHEREAS, since the Trust beneficially owns a majority of the outstanding capital stock of Canopy, and Raymond J. Noorda and Lewena Noorda serve as trustees of the Trust with full investment and voting power over the securities held by the Trust, the Trust and Raymond J. Noorda and Lewena Noorda may be deemed to be the beneficial owner of the Ebiz Common Stock held by Canopy pursuant to Rule 13d-3 promulgated by the Commission under the Securities Exchange Act of 1934 as amended (the "Exchange Act"); and

              WHEREAS, Ralph J. Yarro may be deemed to have a controlling interest of the voting stock of Canopy and, therefore, may be deemed to be a beneficial owner of the Ebiz Common Stock held by Canopy pursuant to Rule 13d-3 promulgated by the Commission under the Exchange Act;

                                    AGREEMENT

                 NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  Canopy, the Trust, Raymond J. Noorda, Lewena Noorda, and Ralph Yarro without admitting beneficial ownership or the existence of a "group", do hereby agree to file jointly with the Commission any schedules and reports (including amendments thereto) made on behalf of Canopy or any of its subsidiaries, pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act.

                           [Signature Page to Follow]

                 IN WITNESS WHEREOF, the parties hereto have executed this Joint Filing Agreement as of the date first above written.

                                THE CANOPY GROUP, INC.



                                By:   /s/ Ralph J. Yarro
                                    --------------------------------------------
                                           Ralph J. Yarro, President


                                THE RAYMOND J. AND LEWENA NOORDA FAMILY TRUST



                                By:   /s/ Raymond J. Noorda
                                    --------------------------------------------
                                          Raymond J. Noorda, Trustee




                                      /s/ Raymond J. Noorda
                                    --------------------------------------------
                                          Raymond J. Noorda




                                      /s/ Lewena Noorda
                                    --------------------------------------------
                                          Lewena Noorda




                                      /s/ Ralph J. Yarro
                                    --------------------------------------------
                                          Ralph J. Yarro